Exhibit 3.1

Ribbit LEAP, Ltd.

Memorandum and Articles of Association

Floor 4, Willow House, Cricket Square

Grand Cayman KY1-9010

Cayman Islands

campbellslegal.com

(14957-33347)

Ribbit LEAP, Ltd.

Companies Law (as revised)

Company Limited by Shares

Memorandum of Association

1                                         Company Name

The name of the Company is Ribbit LEAP, Ltd.

2                                         Registered Office

The registered office of the Company will be situate at the offices of Campbells Corporate Services Limited, Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands or such other place as the Directors may from time to time decide.

3                                         Objects

3.1                               The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by law as provided by Section 7(4) of the Companies Law (as revised) as amended and in particular but without limitation:

(a)                                 To carry on the business of an investment company and for that purpose to purchase, subscribe for, acquire, hold and deal either in the name of the Company or in that of any nominee, in shares, stocks, debentures, bonds, securities and obligations generally of any government, company, corporation or body; and to promote, finance, advance money on hire purchase or otherwise assist any company or companies, whether corporate or incorporate, or persons as may be thought fit; and to act as agents for the issue and placing of, and to underwrite shares, debentures and other securities or obligations.

(b)                                 To carry on the business of financiers, capitalists, financial agents, bill discounters and company promoters; to carry on business as mortgage brokers and insurance agents, and to undertake and carry on any business transaction or obligation commonly undertaken or carried on by financiers, company promoters, concessionaires, contractors, or merchants, and generally to enter into, assist or participate in financial, commercial, mercantile, industrial and other undertakings and business of all kinds and to carry on, develop and extend the same, or sell, dispose of and deal with or otherwise turn the same to account.

(c)                                  To acquire by original subscription, tender, purchase or otherwise and hold, sell deal with or dispose of any shares, stocks, debentures, debenture stocks, bonds, obligations and securities guaranteed by any company constituted or carrying on business in any part of the world and debentures, debenture stock, bonds, obligations and securities guaranteed by any government or authority, municipal, local or otherwise, whether at home or abroad, and to subscribe for the same either conditionally or otherwise and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by the ownership thereof.

(d)                                 To purchase or otherwise acquire, hold, pledge, turn to account in any manner, import, export, sell, distribute or otherwise dispose of, and generally to deal in commodities and products (including any future interest therein) and merchandise, articles of commerce, materials, personal property and real property of every kind, character and description whatsoever, and wheresoever situated, and any interest therein, at any place or places in the Cayman Islands or abroad, either as principal or as a factor or broker, or as a commercial, sales, business or financial agent or representative, general or special, or in any other capacity whatsoever for its own account or for the account of any domestic or foreign person or public authority, and in connection therewith or otherwise to acquire and hold membership in or otherwise secure trading privileges on any board of trade, exchange or other similar institution where any such products or commodities or personal or real property are dealt in, and to comply with the rules of any such institution.

(e)                                  To engage in any mercantile, manufacturing or trading business of any kind or character whatsoever, within or without the Cayman Islands and in any part of the world, and to do all things incidental to such business.

(f)                                   To purchase, sell, hold, take on lease, or in exchange, or otherwise acquire and hold any lands or buildings wherever situate, or rights or interests therein or connected therewith, and to manage or let the same or any part thereof for any period, and at such rent and on such conditions as the Company shall think fit, or to develop the same or any part thereof.

(g)                                  To finance and assist persons purchasing or taking leases from or otherwise having dealings with the Company.

(h)                                 To purchase, sell, take in exchange, charter, hire, build, construct or otherwise acquire and to own, work, manage, and to deal in and trade with steam, diesel, sailing, motor and other ships, trawlers, drifters, tugs, vessels, aircraft and motor and other vehicles with all necessary and convenient equipment, engines, tackle, gear, furniture, and stores, or any interests in ships, vessels, aircraft, motor and other vehicles, and to maintain, repair, fit out, refit, improve, insure, alter, sell, exchange, or let out on hire or hire purchase, or charter or otherwise deal with and dispose of any of the ships, vessels, aircraft and vehicles, or any of the engines, tackle, gear, furniture, equipment and stores of the Company.

(i)                                     To undertake and carry on all or any of the business or businesses of ship owners, ship brokers, shipping agents, aircraft owners, brokers or agents and insurance brokers, underwriters, ship and aircraft managers, carriers by land, water and air transport, ship builders, ship repairers, and generally to carry on the said business or businesses in all their branches, and to carry on the said business or businesses either as principals or agents or on commission or otherwise and to undertake and execute agencies and commissions of all kinds.

(j)                                    To receive money on loan and borrow or raise money in such manner as the Company shall think fit and in particular by the issue of bonds, debentures, or debenture stock (perpetual or otherwise) and to secure the repayment of any money borrowed, raised or owing by mortgage, charge or lien upon all or any of the property or assets of the Company (both present and future) including its uncalled capital, and also by a similar mortgage, charge or lien to secure and guarantee the performance by the Company or any other person or company of any obligation undertaken by the Company or any other person or company as the case may be.

(k)                                 To grant pensions, allowances, gratuities and bonuses to officers or ex-officers, employees or ex-employees of the Company or its predecessors in business or the dependents of such persons and to establish and maintain or concur in maintaining trusts, funds or schemes (whether contributory or non-contributory) with a view to providing pensions or other funds for any such persons as aforesaid or their dependents.

(l)                                     To do all or any of the above things in any part of the world, and either as principals, agents, trustees, contractors or otherwise, and either alone or in conjunction with others, and either by or through agents, trustees, sub-contractors or otherwise.

(m)                             To do all such other things as are incidental or conducive to the above objects or any of them.

(n)                                 To engage in or carry on any other lawful trade, business or enterprise which may at any time appear to the directors of the Company capable of being conveniently carried on in conjunction with any of the aforementioned businesses or activities or which may appear to the directors of the Company likely to be profitable to the Company.

3.2                               It is hereby declared that the objects of the Company as specified in each of the foregoing paragraphs of this clause shall be separate and distinct objects of the Company and shall not be in any way limited by reference to any other paragraphs or the order in which the same occur.

4                                         Powers of Company

Except as prohibited or limited by the Companies Law (as revised) (as amended from time to time), the Company shall have and be capable of from time to time and all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be considered by it necessary for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereon, including, but without in any way restricting the generality of the foregoing, the power to make any alterations or amendments to this memorandum of association and the articles of association of the Company and the power to pay all expenses of and incidental to the promotion, formation and incorporation of the Company; to register the Company to do business in any other jurisdiction; to sell, lease or dispose of any property of the Company; to draw, make, accept, endorse, discount, execute and issue promissory notes, debentures, bills of exchange, bills of lading, options, warrants and other negotiable or transferable instruments; to lend money or other assets and to act as guarantors; to borrow or raise money on the security of the undertaking or on all or any of the assets of the Company or without security; to invest monies of the Company in such manner as the directors determine; to promote other companies; to sell the undertaking of the Company for cash or any other consideration; to distribute assets in specie to shareholders of the Company; to make charitable or benevolent donations; to pay pensions or gratuities or provide other benefits in cash or kind to directors, officers, employees, past or present, and their families; to carry on any trade or business and generally to do all acts and things which, in the opinion of the Company or the directors, may be conveniently or profitably or usefully acquired and dealt with, carried on, executed or done by the Company in connection with the business aforesaid.

5                                         Limited Liability

The liability of each member is limited to the amount from time to time unpaid on such member’s shares.

6                                         Authorised Capital

The capital of the Company is USD 50,000.00 divided into 50,000.00 Ordinary shares with a nominal or par value of USD 1.00 each provided always that the Company acting by its board of directors shall have power to purchase and/or redeem any or all of such shares and to increase or reduce the said capital of the Company and to sub-divide or consolidate the said shares or any of them subject to the provisions of the Companies Law and the articles of association and to issue all or any part of its capital whether original, purchased, redeemed, increased or reduced with or without any preference, priority or special privilege or subject to any restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

7                                         Part VII of the Companies Law (as revised)

If the Company is registered as an exempted company in accordance with Part VII of the Companies Law (as revised), the Company will comply with the provisions of such law relating to exempted companies and, subject to the provisions of the Companies Law and the Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

8                                         Amendment

The Company shall have power to amend this memorandum of association by special resolution.

We are desirous of being formed into a company in pursuance of this memorandum of association and we agree to take the number of shares in the capital of the Company set opposite our name.

Name, Address and Description	Number of Shares Taken
of Subscriber	by Subscriber

Campbells Nominees Limited Floor 4, Willow House Cricket Square Grand Cayman KY1-9010 Cayman Islands	1

/s/Jennifer Reilly
Jennifer Reilly
Authorised Signatory

/s/Sandy Myles
Sandy Myles
Witness

Date: 7 July 2020

Ribbit LEAP, Ltd.

Companies Law (as revised)

Company Limited by Shares

Articles of Association

1                                         Preliminary

1.1                               The regulations contained in Table A of the Companies Law (as revised) do not apply to the Company and the following are the articles of association of the Company.

1.2                               In these Articles:

(a)                                 the following terms shall have the meanings set opposite if not inconsistent with the subject context:

“Articles”	means the articles of association of the Company as originally framed as from time to time amended by Special Resolution;

“Auditors”	means the persons for the time being performing the duties of auditors of the Company;

“Company”	means the above-named Company;

“debenture”	includes debenture stock, mortgages, bonds and any other securities of the Company whether constituting a charge on the assets of the Company or not;

“Directors”

means the persons for the time being occupying the position of directors of the Company, or as the case may be, the directors assembled as a board and the term a “Director” shall be construed accordingly and shall, where the context admits, include an alternate Director;

“dividend”	includes a distribution or interim dividend or interim distribution;

“Electronic Record”	has the same meaning as in the Electronic Transactions Law;

“Electronic Transactions Law”	means the Electronic Transactions Law of the Cayman Islands;

“Issue Price”	means the total consideration payable for the issue of Shares including for the avoidance of doubt both the par value and any premium payable;

“Law”	means the Companies Law of the Cayman Islands;

“member”	has the meaning assigned to it in the Law and the term “shareholder” shall also mean a member;

“month”	means calendar month;

“Ordinary Resolution”	means a resolution:

(i)

passed by simple majority of such members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company on a show of hands or a poll and where a poll is taken regard shall be had in computing a majority to the number of votes to which each member is entitled; or

(ii)

approved in writing by all of the members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the members and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed.

“paid-up”	has the meaning assigned to it in the Law currently meaning paid-up and/or credited as paid-up as to the nominal or par value only excluding any premium payable in respect of the issue of any shares;

“Register”	means the register of members of the Company required to be kept by the Law; and includes (except where otherwise stated or the context otherwise requires) any branch or duplicate register of members;

“registered office”	means the registered office for the time being of the Company;

“Seal”	means the common seal of the Company and includes every duplicate seal;

“Secretary”	includes an assistant secretary and any persons appointed to perform the duties of the secretary of the Company;

“share”	means a share in the Company and shall, where the context so permits, includes fractions of a share in the Company;

“Special Resolution”	has the meaning assigned to it in the Law;

“Treasury Share”	means a share held in the name of the Company as a treasury share in accordance with the Law.

(b)                                 words importing the singular include the plural and vice versa;

(c)                                  words importing any gender include all genders;

(d)                                 words importing persons include corporations as well as any other legal or natural person;

(e)                                  expressions referring to writing shall, unless the contrary intention appears, be construed as including references to printing, lithography, photography and other modes of representing or reproducing words in a visible form and include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(f)                                   references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(g)                                  any phrase commencing with the words “including”, “include”, “in particular” or any similar expression shall be deemed to be followed by the words “without limitation;

(h)                                 headings are inserted for reference only and shall be ignored in construing the Articles;

(i)                                     subject as aforesaid, any words or expressions defined in the Law shall, if not inconsistent with the subject or context hereof, bear the same meanings as in the Articles;

(j)                                    the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(k)                                 where an Ordinary Resolution is expressed to be required for any purpose, a Special Resolution is also effective for that purpose; and

(l)                                     where any period to lapse under the provisions of these Articles is counted by a number of days, the first day of such period counted shall be the day immediately after the notice is given or deemed to be given and the period of such notice shall be deemed to be complete and final at the end of the last day of such period. The relevant then permitted actions shall be effected the day immediately following such last day.

2                                         Commencement of Business

2.1                               The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that part only of its shares may have been allotted.

2.2                               The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

3                                         Alteration of Articles

The Company may from time to time alter or add to these Articles by passing a Special Resolution.

4                                         Issue of Shares, Principal and Branch Registers and Offices

4.1                               Subject to the Law and to any direction that may be given by the Company in general meeting and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the shares of the Company shall be under the Directors’ general and unconditional authority to allot and/or issue (with or without rights of renunciation), grant options over, offer or otherwise deal with or dispose of any unissued shares of the Company (whether forming part of the original or any increased share capital), either at a premium or at par, with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, on such terms and conditions, and at such times as the Directors may decide and they may allot or otherwise dispose of them to such persons (including any Director) on such terms and conditions and at such time as the Directors may determine.

4.2                               The Company may issue fractions of a share and, save where the Articles otherwise provide, a fraction of a share shall rank pari passu and shall have proportionately the same rights as a whole share of the same class.

4.3                               The Directors may accept non-cash consideration for the issue of Shares.

4.4                               The Company shall be prohibited from issuing shares, certificates or coupons in bearer form.

4.5                               The Directors may accept contributions to the capital of the Company otherwise than in consideration of the issue of shares and the amount of any such contribution may be treated as share premium (in which case it shall be subject to the provisions of the Law and these Articles applicable to share premium).

4.6                               The Company shall maintain or cause to be maintained the Register in accordance with the Law.

4.7                               The Directors may determine that the Company shall maintain one or more branch registers of members in accordance with the Law provided that a duplicate of such branch registers shall be maintained with the principal register in accordance with the Law.  The Directors shall also determine which register of members shall constitute the principal register and which shall constitute the branch register or registers, and may vary such determination from time to time.

4.8                               Subject to the provisions of the Law, the Company by resolution of the Directors may change the location of its registered office.

4.9                               The Company, in addition to its registered office, may establish and maintain such other offices, places of business and agencies in the Islands and elsewhere as the Directors may from time to time determine.

5                                         Treasury Shares

5.1                               The Directors may, prior to the purchase, redemption or surrender of any share, determine that such share shall be held as a Treasury Share.

5.2                               The Directors may resolve to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

6                                         Redemption, Purchase and Surrender of Own Shares

6.1                               Subject to the provisions of the Law, the memorandum of association of the Company and these Articles:

(a)                                 shares may be issued on the terms that they are, or at the option of the Company or the member are, liable to be redeemed on such terms and in such manner as the Company, by resolution, or as the Directors, before the issue of the shares, may determine; and

(b)                                 the Company may purchase shares, including any redeemable shares, issued by the Company upon the terms and in such manner as the Directors or the Company, by resolution, may from time to time determine, and such authority may be general in respect of any number of purchases, for a set period, or indefinite;

(c)                                  the Company may make payment in respect of any redemption or purchase of its own shares in any manner authorised by the Law, including out of capital

(d)                                 Subject to the provisions of these Articles, the rights attaching to any issued shares may, by Special Resolution, be varied so as to provide that such shares are, or at the option of the Company or the member are, liable to be redeemed on such terms and in such manner as the Company may, determine.

6.2                               The Directors may accept the surrender for no consideration of any fully paid-up share.

6.3                               The Directors may, when making a payment in respect of the redemption or purchase of shares, make such payment in cash or in specie (or partly in one and partly in the other).

6.4                               Upon the date of redemption or purchase of a share, the holder shall cease to be entitled to any rights in respect thereof (excepting always the right to receive (i) the price therefor and (ii) any dividend which had been declared in respect thereof prior to such redemption or purchase being effected) and accordingly his name shall be removed from the Register with respect thereto and the share shall be cancelled.

7                                         Variation of Rights of Shares

7.1                               If at any time the share capital of the Company is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of at least two-thirds of the issued shares of that class or with the sanction of a resolution passed at a meeting of the holders of such class of shares by the holder or holders of at least two-thirds of such shares present in person or by proxy at such meeting.  To the extent not inconsistent with this Article, the provisions of these Articles relating to general meetings shall apply to every such meeting of the holders of one class of shares except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

7.2                               The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of the issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

7.3                               For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

8                                         Commission on Sale of Shares

When permitted by law the Company may pay to any person a commission in consideration of his subscribing or agreeing to subscribe (whether absolute or conditional) for any shares or debentures of the Company.  Any such commission may be satisfied by the payment of cash or in fully paid-up shares or debentures of the Company or partly in one way and partly in the other.

9                                         Non-Recognition of Trusts

Except as required by law or otherwise provided by these Articles, no person shall be recognised by the Company as holding any shares upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

10                                  Certificates for Shares

10.1                        Every person whose name is entered as a member in the Register shall be entitled without payment to receive one certificate for all his shares or several certificates each for one or more of his shares.  A certificate may be issued under Seal or executed in such other manner as the Directors may prescribe.  Provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders.

10.2                        Certificates representing shares shall be in such form as shall be determined by the Directors. Such certificates shall be signed by such person or persons as are authorised from time to time by the Directors or by the Articles.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the Register.  All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled.  Notwithstanding the foregoing, if a share certificate is defaced, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and the payment of out of pocket expenses of the Company incurred in investigating evidence as the Directors think fit.

11                                  Joint Ownership of Shares

If several persons are registered as joint holders of any shares they shall be severally as well as jointly liable for any liability in respect of such shares, but the first named upon the Register shall, as regards service or notices, be deemed the sole owner thereof.  Any of such persons may give effectual receipt for any dividend or other distribution.

12                                  Lien

12.1                        The Company shall have a first and paramount lien and charge on every share for all monies, whether presently payable or not, called or payable at a fixed time in respect of that share, and the Company shall also have a first and paramount lien and charge on all shares standing registered in the name of a member (whether solely or jointly with others) for all monies, liabilities or engagements presently owing by him or his estate to the Company either alone or jointly with any other person, whether a member or not; but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article.  The Company’s lien and charge, if any, on a share shall extend to all dividends or other monies payable in respect thereof.  The registration of a transfer of any such share shall operate as a waiver of the Company’s lien and charge (if any) thereon.

12.2                        The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien and charge, but no sale shall be made unless a sum in respect of which the lien and charge exists is presently payable, nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien and charge exists as is presently payable, has been given to the registered holder or holders for the time being of the share, or the person, of which the Company has notice, entitled thereto by reason of his death or bankruptcy.

12.3                        To give effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof.  The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

12.4                        The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien and charge exists as is presently payable, and the residue, if any, shall (subject to a like lien and charge for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares prior to the sale.

13                                  Calls on Shares

13.1                        The Directors may from time to time make calls upon the members in respect of any monies unpaid on their shares for the Issue Price (whether on account of the nominal value of the shares or by way of premium or otherwise) and not by the conditions of allotment thereof made payable at fixed times.  Each member shall (subject to receiving at least fourteen days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Directors may determine.  A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

13.2                        A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments.  The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

13.3                        If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate fixed by the terms of allotment or issue of the share or in the notice of the call or as the Directors may otherwise determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

13.4                        Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date (whether on account of the nominal value of the share or by way of premium or otherwise) shall for the purposes of the Articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable, and in case of non-payment all the relevant provisions of the Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

13.5                        The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls or interest to be paid and the times of payment.

13.6                        The Directors may, if they think fit, receive from any member willing to advance the same, all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may (until the same would, but for such advance, become payable) pay interest at such rate as may be agreed upon between the Directors and the member paying such sum in advance.

13.7                        No such sum paid in advance of calls shall entitle the member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would but for such payment become presently payable.

14                                  Transfer of Shares

14.1                        Every instrument of transfer shall be left at the registered office for registration, accompanied by the certificate (if any) covering the shares to be transferred and such other evidence as the Directors may require to prove the title of the transferor to, or his right to transfer, the shares.

14.2                        The instrument of transfer of any share (which need not be under Seal) shall be signed by or on behalf of the transferor and, unless the share is fully paid up or the transferee otherwise consents or agrees thereto, by or on behalf of the transferee.  The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof.

14.3                        Subject to such of the restrictions of the Articles as may be applicable, any member may transfer all or any of his shares by instrument in writing in any usual or common form or any other form which the Directors may approve.  Upon every transfer of shares the certificate held by the transferor shall be given up to be cancelled and shall forthwith be cancelled accordingly and a new certificate shall be issued without charge to the transferee in respect of the shares transferred to him, and if any of the shares included in the certificate so given up shall be retained by the transferor a new certificate in respect thereof shall be issued to him without charge.   The Company shall also retain the transfer.

14.4                        The Directors may, in their absolute discretion and without assigning any reason therefor, refuse to register any transfer of any share, whether or not it is a fully paid up share as to Issue Price.

Without limitation, the Directors may decline to recognise any instrument of transfer if:

(a)                                 the instrument of transfer is not accompanied by the certificate covering shares to which it relates, and/or such other evidence as the Directors may require to prove the title of the transferor to, or his right to transfer, the shares; or

(b)           the instrument of transfer is in respect of more than one class of share.

14.5                        If the Directors refuse to register a transfer they shall within two months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.

14.6                        The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than thirty days in any year.

15                                  Transmission of Shares

15.1                        In case of the death of a member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares but nothing herein contained shall release the estate of a deceased holder from any liability in respect of any share which had been held by him solely or jointly with other persons.

15.2                        Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time be properly required by the Directors to show his title to the share, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the aforesaid member could have made and to have such person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that member before his death or bankruptcy, as the case may be.

15.3                        A person becoming entitled to a share by reason of the death or bankruptcy of a member shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company; provided always that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within fourteen days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

16                                  Forfeiture of Shares

16.1                        If a member fails to pay any call or instalment of a call for any part of the Issue Price on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalments together with any interest which may have accrued and all expenses that may have been incurred by the Company by reason of such non-payment.

16.2                        The aforesaid notice shall name a further day (not earlier than the expiration of fourteen days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

16.3                        If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited, by a resolution of the Directors to that effect.  Such forfeiture shall include all dividends declared or other monies due in respect of the forfeited shares and not actually paid before forfeiture.

16.4                        A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

16.5                        A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall, notwithstanding, remain liable to pay to the Company all monies (including any unpaid component of the Issue Price and interest which shall continue to accrue) which, at the date of forfeiture, were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company shall have received payment in full of all such monies in respect of the shares.  The Directors may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.  When any share shall have been forfeited, notice of the Directors’ resolution to that effect shall be given to the member in whose name it stood immediately prior to the forfeiture, and an entry of the forfeiture, with the date thereof, shall forthwith be made in the Register.  Where for the purposes of its disposal a forfeited share is to be transferred to any person the Directors may authorize any person to execute an instrument of transfer of the share to that person.

16.6                        A declaration in writing that the declarant is a Director or Secretary of the Company, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.  The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

17                                  Amendment of Memorandum of Association and Alteration of Capital

17.1                        Subject to and insofar as permitted by provisions of the Law, the Company may from time to time by Ordinary Resolution (or where an Ordinary Resolution is disallowed by the Law and a Special Resolution is required, by Special Resolution) alter or amend its memorandum of association otherwise than with respect to its name and objects and may hereby, without restricting the generality of the foregoing:

(a)                                 increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights priorities and privileges annexed thereto as may be determined;

(b)                                 consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(c)                                  convert all or any of its paid-up shares into stock, and reconvert that stock into paid-up shares of any denomination;

(d)                                 by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the memorandum of association of the Company or into shares without nominal or par value;

(e)                                  cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of any shares so cancelled; and

(f)                                   reduce its share capital and any capital redemption reserve fund subject to any consent, order, Court approval or other matter required by law.

17.2                        All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

17.3                        Subject to the provisions of the Law, the Company may by Special Resolution change its name or alter its objects.

18                                  General Meetings

18.1                        The Directors may, whenever they think fit, convene an extraordinary general meeting.  If at any time there are not sufficient Directors capable of acting to form a quorum, any Director or any one or more members may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

18.2                        The Directors shall, upon the requisition in writing of one or more members holding in the aggregate not less than one-tenth of such paid-up capital (as to Issue Price) of the Company as at the date of the requisition carries the right of voting at general meetings, convene an extraordinary general meeting.  Any such requisition shall express the object of the meeting proposed to be called, and shall be left at or posted to the registered office and may consist of several documents in like form each signed by one or more requisitionists.

18.3                        If the Directors do not proceed to convene a general meeting within twenty-one days from the date of such requisition being left as aforesaid, the requisitionist(s) or any one or more of them or any other member or members holding in the aggregate not less than one-tenth of such paid-up capital (as to Issue Price) of the Company as at the date of the requisition carries the right of voting at general meetings, may convene an extraordinary general meeting to be held at the registered office or at some convenient place at such time, subject to the Articles as to notice, as the person(s) convening the meeting fix. The requisitionists shall be reimbursed by the Company for all reasonable expenses incurred by them as a result of the failure by the Directors to convene the general meeting.

18.4                        Subject to the provisions of the Law relating to Special Resolutions, seven days’ notice at the least specifying the place, the day and the hour of meeting and, in case of special business, the general nature of that business shall be given in manner hereinafter provided, or in such other manner (if any) as may be prescribed by the Company in general meeting, to such persons as are, under the Articles, entitled to receive such notices from the Company; but with the consent of members entitled to receive notice of some particular meeting or their proxies holding at least in the aggregate not less than ninety percent (90%) of the paid-up share capital of the Company (as to Issue Price) giving the right to attend and vote at general meetings of the Company, that meeting may be convened by such shorter notice and in such manner as those members or their proxies may think fit.

18.5                        The accidental omission to give notice of a meeting to, or the non-receipt of a notice of a meeting by, any member entitled to receive notice shall not invalidate the proceedings at any meeting.

18.6                        All business that is transacted at an extraordinary general meeting and all that is transacted at any annual general meeting, with the exception of the sanctioning of a dividend and the consideration of the accounts, balance sheet, the annual report of the Directors and the Auditors’ report shall be deemed to be special.

18.7                        When all members entitled to be present and vote sign either personally or by proxy the minutes of a general meeting, the same shall be deemed to have been duly held notwithstanding that the members have not actually come together or that there may have been technical defects in the proceedings and a resolution in writing (in one or more counterparts) signed by all members personally, or in the case of a company or other entity which is a member, by any person authorised to sign on its behalf,  shall be as valid and effectual as if it had been passed at a meeting of the members duly called and constituted.

19                                  Proceedings at General Meetings

19.1                        No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business; two (2) members present in person or by proxy shall be a quorum provided always that if the Company has one member of record the quorum shall be that one (1) member present in person or by proxy.

19.2                        If, within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of member(s), shall be dissolved; in any other case it shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the Directors may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the members present shall be a quorum.

19.3                        The chairman, if any, of the board of Directors shall preside as Chairman at every general meeting of the Company, or if there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

19.4                        If at any meeting no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the members present shall choose one of their number to be chairman of the meeting.

19.5                        The chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.  When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.  Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

19.6                        At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded

(a)                                 by the chairman; or

(b)                                 by any member or members present in person or by proxy and representing not less than one tenth of the total voting rights of all the members having the right to vote at the meeting; or

(c)                                  by a member or members holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid-up (as to Issue Price) equal to not less than one tenth of the total sum paid up (as to Issue Price) on all the shares conferring that right.

19.7                        Unless a poll be so demanded a declaration by the chairman that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or portion of the votes recorded in favour of or against such resolution.  A demand for a poll may be withdrawn.

19.8                        In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a casting vote.

19.9                        A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith.  A poll demanded on any other question shall be taken at such time and in such manner as the chairman of the meeting directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.  Any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

19.10                 If for so long as the Company has only one member:

(a)                                 in relation to a general meeting, the sole member or a proxy for that member or (if the member is a corporation) a duly authorized representative of that member is a quorum; and

(b)                                 the sole member may agree that any general meeting be called by shorter notice than that provided for by the Articles; and

(c)                                  all other provisions of the Articles apply with any necessary modification (unless the provision expressly provides otherwise).

20                                  Votes of Members

20.1                        Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every member present in person or by proxy at a general meeting shall have one vote and on a poll every member present in person or by proxy shall have one vote for each share registered in his name on the Register.

20.2                        In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register.

20.3                        A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other person may, on a poll, vote by proxy.

20.4                        No person shall be entitled to vote at any general meeting unless he is registered as a member in the Register on the date of such meeting and unless all calls or other sums presently payable by him in respect of shares of the Company have been paid.

20.5                        No objection shall be raised to the qualifications of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered and every vote not disallowed at such meeting shall be valid for all purposes.  Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

20.6                        On a poll or on a show of hands votes may be given either personally or by proxy.  On a poll, a member entitled to more than one vote need not, if he votes, use all his votes or cast all votes he uses the same way.

21                                  Proxies

21.1                        The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorised.  A proxy need not be a member of the Company. Deposit or delivery of a form of appointment of a proxy does not preclude a member from attending and voting at the meeting or at any adjournment of it.

21.2                        The instrument appointing a proxy shall be deposited at the registered office or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting, provided that the chairman of the meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company. The Directors may require the production of any evidence which they consider necessary to determine the validity of any appointment pursuant to this Article.

21.3                        The instrument appointing a proxy may be in any form acceptable to the Directors and may be expressed to be for a particular meeting and/or any adjournment thereof or generally until revoked.

21.4                        The instrument appointing a proxy shall be deemed to confer authority to demand and to join in demanding a poll.

21.5                        A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed or the transfer of the share in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the meeting or adjourned meeting at which the proxy is used.

22                                  Corporations Acting by Representatives at Meetings

Any corporation which is a member may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member.

23                                  Directors

23.1                        There shall be a board of Directors consisting of at least one person.  There is no age limit for Directors.

23.2                        The first Directors shall be determined in writing by the subscriber to the memorandum of association of the Company.

23.3                        The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine.  Such remuneration shall be deemed to accrue from day to day.  The Directors may also be paid travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or in connection with the business of the Company or the discharge of their duties as a Director, or receive a fixed allowance in respect thereof as may be determined by the Directors from time to time or a combination of partly of one such method and partly the other.  The Directors may provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any existing Director or any Director who has held but no longer holds any executive office or employment with the Company or with any body corporate which is or has been a subsidiary of the Company or a predecessor in business of the Company or of any such subsidiary, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

23.4                        The shareholding qualification for Directors may be fixed by the Company in general meeting, and unless and until so fixed no qualification shall be required.

23.5                        A Director or alternate Director may be or become a Director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a Director or officer of, or from his interest in, such other company unless the Company otherwise directs in general meeting.

23.6                        The Directors may by resolution award special remuneration to any Director undertaking any special work or services which in the opinion of the Directors are beyond his ordinary routine work as a Director.  Any fees paid to a Director who is also counsel or attorney-at-law to the Company, or otherwise serves it in a professional capacity, shall be in addition to his remuneration as a Director.

23.7                        A Director or alternate Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director; provided that nothing herein obtained shall authorise a Director or alternate Director or his firm to act as Auditor of the Company.

24                                  Alternate Directors and Proxy Directors

24.1                        A Director may by writing appoint any person to be an alternate Director in his place.  Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.  The person so appointed shall be entitled to attend, speak and vote at meetings of the Directors, and at all meetings of committees of Directors that his appointor is a member of, when the Director appointing him is not personally present and to sign any written resolution of the Directors and shall automatically vacate his office on the expiration of the term for or the happening of the event until which he is by the terms of his appointment to hold office or if the appointor in writing revokes the appointment or himself ceases for any reason to hold office as a Director.  An appointment of an alternate Director under this Article shall not prejudice the right of the appointor to attend and vote at meetings of the Directors and the powers of the alternate Director shall automatically be suspended during such time as the Director appointing him is himself present in person at a meeting of the Directors.  An alternate Director shall be deemed to be appointed by the Company and not deemed to be the agent of the Director appointing him and shall alone be responsible for his own acts and defaults.

24.2                        A Director may be represented at any meetings of the Directors by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director.

24.3                        The provisions of these Articles applicable to alternate Directors shall mutatis mutandis apply to the appointment of proxies by Directors, save that any person appointed as a proxy pursuant to the immediately preceding Article shall be the agent of the Director, and not an officer of the Company.

25                                  Powers and Duties of Directors

25.1                        The business of the Company shall be managed by the Directors (or a sole Director if only one is appointed) who may exercise all the powers of the Company save where inconsistent with the Law or these Articles PROVIDED HOWEVER that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.  The powers given by this Article shall not be limited by any special power given to the Directors by the Articles and a meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

25.2                        Without limitation, the Directors may exercise all the powers of the Company to borrow or raise monies, and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock, and other securities whether outright or as security for any debt liability or obligation of the Company or of any third party.

25.3                        All cheques, promissory notes, drafts, bills of exchange or other negotiable instruments, and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time determine by resolution.

25.4                        The Directors shall cause minutes to be made in books provided for the purpose:

(a)                                 of all appointments of officers made by the Directors;

(b)                                 of the names of the Directors or their alternates present at each meeting of the Directors and of any committee of the Directors;

(c)                                  of all resolutions and proceedings at all meetings of the Company, and of the Directors, and of committees of Directors.

25.5                        The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependents and make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

26                                  Director or Officer Contracting with Company

26.1                        No Director or officer shall be disqualified by his office from contracting and/or dealing with the Company as vendor, purchaser or otherwise; nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director or officer shall be in any way interested be or be liable to be avoided; nor shall any Director or officer so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director or officer holding that office or the fiduciary relationship thereby established; provided that the nature of his interest must be disclosed by him at the meeting of the Directors at which the contract or arrangement is considered if his interest then exists, or in any other case, at the first meeting of the Directors after the acquisition of his interest. A Director, having disclosed his interest as aforesaid, shall be counted in the quorum and shall be entitled to vote as a Director in respect of any contract or arrangement in which he is so interested as aforesaid.

26.2                        A general notice that a Director is a member of a specified firm or company and is to be regarded as interested in all transactions with that firm or company shall be a sufficient disclosure under the immediately preceding Article as regards such Director and the said transactions and after such general notice it shall not be necessary for such Director to give a special notice relating to any particular transaction with that firm or company. An interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

26.3                        A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine.

26.4                        A Director may act by himself or by, through or on behalf of his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

27                                  Appointment and Removal of Directors

27.1                        The Directors shall have power at any time and from time to time to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors but so that the total number of Directors (exclusive of alternate Directors) shall not at any time exceed the number fixed in accordance with these Articles.

27.2                        The holder or holders of more than half of the paid-up share capital of the Company (as to Issue Price) giving the right to attend and vote at general meetings of the Company may appoint any person to be a Director and may in like manner remove any Director and may in like manner appoint another person in his stead.

27.3                        The Company may from time to time, by Ordinary Resolution, set, increase or reduce the maximum number of Directors who may constitute the board of Directors.

27.4                        The office of Director shall be vacated if the Director:

(a)                                 is prohibited by law from serving as Director;

(b)                                 becomes bankrupt or makes any arrangement or composition with his creditors; or

(c)                                  dies or is found to be or becomes of unsound mind; or

(d)                                 resigns his office by notice in writing to the Company or otherwise pursuant to any agreement between the Company and such Director; or

(e)                                  is removed from office by notice of the holder or holders of more than half of the paid-up share capital of the Company (as to Issue Price) giving the right to attend and vote at general meetings of the Company notwithstanding anything in the Articles or any agreement between the Company and such Director;

(f)                                   is requested by all the other Directors (numbering at least two) to resign; or

(g)                                  if he absents himself (without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office.

28                                  Proceedings of Directors

28.1                        The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit.  Questions arising at any meeting shall be decided by a majority of votes.  In case of an equality of votes, the chairman shall have a second or casting vote.  A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.  Every Director shall receive notice of a board meeting.  Notice of a board meeting is deemed to be duly given to a Director if it is given to him personally or by word of mouth or by electronic communication to an address given by him to the Company for that purpose or sent in writing to him at his last known address or other address given by him to the Company for that purpose.  A Director or his alternate may waive the requirement that notice be given to the Director of a meeting of the board of Directors or committee of the Directors, either prospectively or retrospectively.

28.2                        The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed shall be two, a Director and his appointed alternate Director being considered only one person for this purpose, PROVIDED ALWAYS that if there shall at any time be only a sole Director the quorum shall be one.  One person may represent more than one Director by alternate and for the purposes of determining whether or not a quorum is present and voting each appointment of an alternate shall be counted.

28.3                        The continuing Directors or sole continuing Director may act notwithstanding any vacancy in their body but, if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

28.4                        The Directors may elect a chairman of their meetings and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

28.5                        A committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meeting the chairman is not present the members present may choose one of their number to be chairman of the Meeting.

28.6                        A committee may meet and adjourn as it thinks proper.  Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes the chairman shall have a second or casting vote.

28.7                        All acts done by any meeting of the Directors or of a committee of the Directors (including any person acting as an alternate Director) shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director or alternate Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director or alternate Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

28.8                        A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors (a person being an alternate Director for one or more Directors being entitled to sign such resolution on behalf of each appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held.

28.9                        Any Director or Directors or any committee thereof may participate in any meeting of the board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.  All business transacted in this way by the Directors or a committee of Directors is for the purpose of the Articles deemed to be validly and effectively transacted at a meeting of the Directors or of a committee of Directors although fewer than two Directors or alternate Directors are physically present at the same place.

28.10                 If and for so long as there is a sole Director of the Company:

(a)                                 he may exercise all powers conferred on the Directors by the Articles by any means permitted by the Articles or the Law;

(b)                                 the quorum for the transaction of business is one; and

(c)                                  all other provisions of the Articles apply with any necessary modification (unless the provision expressly provides otherwise).

29                                  Managing Director

29.1                        The Directors may from time to time appoint one or more of their body to the office of managing director for such period and on such terms as they think fit and, subject to the terms of any agreement entered into in any particular case, may revoke such appointment. A Director so appointed shall be subject to the same provisions as regards removal and disqualification as the other Directors and his appointment shall be automatically determined if he ceases for any cause to be a Director.

29.2                        A managing director shall receive such remuneration (whether by way of salary, commission or participation in profits, or partly in one way and partly in another) as the Directors may determine.

29.3                        The Directors may entrust to and confer upon a managing director any powers, authorities and discretions exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers and may from time to time revoke, alter, withdraw or vary all or any of such powers.

30                                  Presumption of Assent

A Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a Director who voted in favour of such action.

31                                  Management

31.1                        The Directors may from time to time provide for the management of the affairs of the Company in such manner as they think fit and the provisions contained in the three next following Articles shall be without prejudice to the general powers conferred by this Article.

31.2                        The Directors from time to time and at any time may establish any committees, boards or agencies, may appoint any persons to be members of such committees or boards, may appoint any managers or agents, and may fix their remuneration.  Any committee so formed shall in the exercise of powers so delegated conform to any regulations that may be imposed on it by the Directors.

31.3                        The Directors from time to time and at any time may delegate to any such committee, board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such board, or any of them, to fill up any vacancy therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit, and the Directors may at any time remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.  Where a provision of the Articles refers to the exercise of a power, authority or discretion by the Directors and that power, authority or discretion has been delegated by the Directors to a committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee.

31.4                        The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney  may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

31.5                        Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in them.

32                                  Officers

32.1                        Officers of the Company may be elected by the Company in general meeting or appointed by the Directors and may consist of a president, one or more vice presidents, a Secretary, one or more assistant secretaries, a treasurer, one or more assistant treasurers and such other officers as the Company in general meeting or the Directors may from time to time think necessary and all such officers shall perform such duties as may be prescribed by the Company in general meeting or the Directors. They shall hold office until their successors are elected or appointed but any officer may be removed at any time by the Company in general meeting or by the Directors.  If any office becomes vacant the Company in general meeting or the Directors may fill the same.  Any person may hold more than one of these offices and no officer need be a member or Director.

33                                  The Seal

33.1                        The Company may, if the Directors so determine, have a Seal.  The Directors shall provide for the safe custody of the Seal which shall only be used with the authority of the Directors or a committee of the Directors authorised in that regard.  Every instrument to which the Seal shall be affixed shall be signed by a Director or other person authorised by the Directors for that purpose. Notwithstanding the provisions hereof, a Director, Secretary or other officer may affix the Seal to returns, lists, notices, certificates or any other documents required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere under his signature alone.

33.2                        The Company may exercise the powers conferred by the Law with regard to having a duplicate seal for use abroad and such powers shall be vested in the Directors.

34                                  Dividends and Reserve

34.1                        Subject to the Law and these Articles, the Directors may from time to time declare dividends (including interim dividends) and distributions on issued shares of the Company and authorise payment of the same out of funds of the Company lawfully available therefor.

34.2                        No dividend or distribution shall be paid except out of the profits of the Company, realised or unrealised, or out of the share premium account or as otherwise permitted by the Law.

34.3                        The Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

34.4                        Subject to the rights of persons, if any, entitled to shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class issued on the record date for such dividend or distribution but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this Article as paid on the share.  If at any time the share capital is divided into different classes of shares the Directors may pay dividends on shares which confer deferred or non-preferred rights with regard to dividends as well as on shares which confer preferential rights with regard to dividends, but no dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears.  The Directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears that there are sufficient funds of the Company lawfully available for distribution to justify the payment.  Provided the Directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of a dividend on any shares having deferred or non-preferred rights.

34.5                        The Directors may deduct from any dividend or distribution payable to any member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

34.6                        The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid-up shares (as to issue price), debentures or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all members and may vest any such specific assets in trustees as may seem expedient to the Directors.

34.7                        Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder, or, in the case of joint holders, to the holder who is first named on the Register or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, distributions, bonuses or other monies payable in respect of the shares held by them as joint holders.

34.8                        No dividend or distribution shall bear interest against the Company, save as otherwise provided.

34.9                        Except as otherwise provided by the rights attached to any shares, dividends and other distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

34.10                 The Directors may, before resolving to pay any dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the discretion of the Directors, be employed in the business of the Company.

34.11                 Any dividend or distribution which cannot be paid to a member and/or which remains unclaimed after six months from the date on which such dividend or distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the dividend or distribution shall remain as a debt due to the Member.  Any dividend or distribution which remains unclaimed after a period of six years from the date on which such dividend or distribution becomes payable shall be forfeited and shall revert to the Company.

35                                  Accounts

35.1                        The Directors shall cause proper books of account to be kept with respect to:

(a)                                 all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure takes place;

(b)                                 all sales and purchases of goods by the Company; and

(c)                                  the assets and liabilities of the Company.

35.2                        Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

35.3                        The books of account shall be kept at such place or places as the Directors think fit, and shall always be open to the inspection of the Directors.  The books of accounts shall be retained for five (5) years from the date of their preparation, or such other period as specified by the Law.

35.4                        The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members not being Directors and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Law or authorised by the Directors or by the Company in general meeting.

35.5                        The Directors shall from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by Law.

36                                  Audit

36.1                        The Directors may appoint an Auditor or Auditors on such terms as the Directors determine who shall hold office until otherwise resolved.

36.2                        Every Auditor shall have the right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

36.3                        Auditors shall at any time during their term of office, upon request of the Directors or any general meeting of the members, make a report on the accounts of the Company in general meeting during their tenure of office.

37                                  Fiscal Year

The fiscal year of the Company shall end on the 31st day of December in each year unless the Directors prescribe some other period therefor.

38                                  Capitalisation of Profit and Share Premium

38.1                        The Directors or the Company in general meeting, by Ordinary Resolution upon the recommendation of the Directors, may resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts (including, without limitation, the share premium account and capital redemption reserve fund) or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such sum be set free from distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures of the Company to be allotted and distributed credited as fully paid-up (as to Issue Price) to and amongst such members in the proportions aforesaid, or partly in the one way and partly in the other, and the Directors shall give effect to such resolution.  Provided that a share premium account and a capital redemption reserve fund may, for the purpose of this Article, only be applied in the paying up of unissued shares to be issued to members of the Company as fully paid bonus shares.

38.2                        Whenever such a resolution as aforesaid shall have been passed, the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the Directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the class of shares or debentures becoming distributable in fractions, and also to authorise any person to enter into, on behalf of all the members entitled thereto, an agreement with the Company providing for the allotment to them respectively, credited as fully paid-up (as to Issue Price), of any further shares or debentures to which they may be entitled upon such capitalisation, or (as the case may require) for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

38.3                        The Directors shall in accordance with the Law establish a share premium account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share and may treat any contributed capital or capital surplus as if it were credited to such account.  There shall be debited to any share premium account:

(a)                                 on the redemption or purchase of a share the difference between the nominal value of such share and the redemption or purchase price provided always that at the discretion of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Law, out of capital; and

(b)                                 any other amounts paid out of any share premium account as permitted by the Law.

39                                  Notices

39.1                        A notice may be given by the Company to any member either personally or by sending it by courier, post, cable, telex, telefax or e-mail to him or to his registered address, or (if he has no registered address) to the address, if any, within or without the Cayman Islands supplied by him to the Company for the giving of notice to him.

39.2                        Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier.  Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and to have been effected in the case of a notice of a meeting at the expiration of fourteen days after the letter containing the same is posted, and in any other case at the time at which the letter would be delivered in the ordinary course of post.  Any letter sent to an address outside the Cayman Islands shall be sent by courier or airmail.

39.3                        Where a notice is sent by cable, telex, telefax or e-mail, service of the notice shall be deemed to be effected by properly addressing and sending such notice and to have been effected on the day received or, if such day is not a working day, on the next working day.

39.4                        A notice may be given by the Company to the person or persons where the Company has been advised are entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in prepaid letter addressed to them by name, or by the title of representatives of the deceased or trustee of the bankrupt, or by any like description, at the address, if any, within or without the Cayman Islands supplied for that purpose by the persons claiming to be so entitled, or (until such an address has been supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

39.5                        A notice shall be sufficiently given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the Register in respect of the share.

39.6                        Notice of every general meeting shall be given in any manner hereinbefore authorised to:

(a)                                 every person shown as a member in the Register subject, in each case, to the immediately preceding Article; and

(b)                                 every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a member where the member but for his death or bankruptcy would be entitled to receive notice of the meeting.

39.7                        No other person shall be entitled to receive notices of general meetings.

39.8                        A member who is present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received notice of the meeting, and, where requisite, of the purpose for which it was called.

39.9                        Every person who becomes entitled to any share shall be bound by any notice in respect of that share which, before his name is entered in the Register, has been given to the person from whom he derives his title.

39.10                 Subject to the rights attached to shares, the Directors may fix any date as the record date for a dividend, allotment or issue.  The record date may be on or at any time before or after a date on which the dividend, allotment or issue is declared, made or paid.

40                                  Winding Up

40.1                        If the Company is, or is likely to become, unable to pay its debts, the Directors shall have power to present a winding up petition in the name of the Company and/or to apply for the appointment of provisional liquidators in respect of the Company.

40.2                        If the Company shall be wound up, the liquidator may, with the sanction of an Ordinary Resolution of the Company and any other sanction required by law, divide amongst the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members.  The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the members as the liquidator, with the like sanction, shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

40.3                        If the Company shall be wound up and the assets available for distribution amongst the members as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively.  And if in a winding up the assets available for distribution amongst the members shall be more than sufficient to repay the whole of the capital at the commencement of the winding up, the excess shall be distributed amongst the members in proportion to the capital at the commencement of the winding up paid up on the shares held by them respectively.  But this Article is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions.

41                                  Indemnity

41.1                        Every Director, Secretary, or other officer of the Company (including alternate directors, proxy directors and former directors and officers), any trustee for the time being acting in relation to the Company (including any nominee shareholder holding shares in the Company) and their heirs and personal representatives (each an “Indemnified Person”) shall be entitled to be indemnified out of the assets of the Company against all actions, proceedings, costs, damages, expenses, claims, losses or liabilities which they or any of them may sustain or incur by reason of any act done or omitted in or about the execution of the duties of their respective offices or trusts or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favour or in which he is acquitted  except to the extent that any of the foregoing arise through his dishonesty.

41.2                        No Indemnified Person shall be liable (a) for any loss, damage or misfortune whatsoever which may happen to or be incurred by the Company in the execution of the duties, powers, authorities or discretions of his office or in relation thereto, (b) for the acts, receipts, neglects, defaults or omissions of any other such Director or person or (c) by reason of his having joined in any receipt for money not received by him personally or (d) for any loss on account of defect of title to any property of the Company or (e) on account of the insufficiency of any security in or upon which any money of the Company shall be invested or (f) for any loss incurred through any bank, broker or other agent or (g) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on his part or (h) for any other loss or damage due to any such cause as aforesaid except to the extent that any of the foregoing arise through his dishonesty.

41.3                        The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought.  In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article.  If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

41.4                        The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

42                                  Registration by Way of Continuation

42.1                        The Company, if registered as an exempted company under the Law, may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands which permits or does not prohibit the transfer of the Company to such jurisdiction.

42.2                        In furtherance of a resolution passed pursuant to the immediately preceding Article, the Directors shall cause an application to be made to the Registrar of Companies to de-register the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

43                                  Disclosure

The Directors and the officers including any secretary or assistant secretary and/or any its service providers (including the registered office provider for the Company), shall be entitled to disclose to any regulatory or judicial authority, or to any stock exchange on which the shares may from time to time be listed, any information regarding the affairs of the Company including, without limitation, any information contained in the Register and books of the Company.

44                                  Merger and Consolidation

The Company shall, with the approval of a Special Resolution, have the power to merge or consolidate with one or more constituent companies (as defined in the Law), upon such terms as the Directors may determine.

Name and Address of Subscriber

Campbells Nominees Limited
Floor 4, Willow House
Cricket Square
Grand Cayman KY1-9010
Cayman Islands

/s/Jennifer Reilly
Jennifer Reilly
Authorised Signatory

/s/Sandy Myles
Sandy Myles
Witness

Date:  7 July 2020

Table of Contents

Page
Article

1	Preliminary	8

2	Commencement of Business	11

3	Alteration of Articles	11

4	Issue of Shares, Principal and Branch Registers and Offices	11

5	Treasury Shares	12

6	Redemption, Purchase and Surrender of Own Shares	12

7	Variation of Rights of Shares	13

8	Commission on Sale of Shares	14

9	Non-Recognition of Trusts	14

10	Certificates for Shares	14

11	Joint Ownership of Shares	15

12	Lien	15

13	Calls on Shares	16

14	Transfer of Shares	17

15	Transmission of Shares	18

16	Forfeiture of Shares	18

17	Amendment of Memorandum of Association and Alteration of Capital	19

18	General Meetings	20

19	Proceedings at General Meetings	22

20	Votes of Members	23

21	Proxies	24

22	Corporations Acting by Representatives at Meetings	25

23	Directors	25

24	Alternate Directors and Proxy Directors	26

25	Powers and Duties of Directors	27

26	Director of Officer Contracting with Company	28

27	Appointment and Removal of Directors	29

28	Proceedings of Directors	30

29	Managing Director	31

30	Presumption of Assent	32

31	Management	32

32	Officers	33

33	The Seal	33

34	Dividends and Reserve	34

35	Accounts	35

36	Audit	36

37	Fiscal Year	36

38	Capitalisation of Profit and Share Premium	37

39	Notices	38

40	Winding Up	39

41	Indemnity	40

42	Registration by Way of Continuation	41

43	Disclosure	41

44	Merger and Consolidation	41

2